UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 10, 2009

Hardinge Inc.
(Exact name of Registrant as specified in its charter)

New York	000-15760	16-0470200
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

One Hardinge Drive, Elmira, NY 14902
(Address of principal executive offices) (Zip Code)

(607) 734-2281
(Registrant’s telephone number including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry Into a Material Definitive Agreement.

New M&T Bank Revolving Credit Facility

On December 10, 2009, Hardinge Inc. (“Hardinge” or the “Company”) entered into a new credit facility with Manufacturers and Traders Trust Company (“M&T Bank”) pursuant to which M&T Bank extended a $10 million revolving credit facility to Hardinge.  The credit facility’s interest is based on the one-month London Interbank Offered Rates (“LIBOR’) with a minimum interest rate of 5.5%. The credit facility matures on March 31, 2011.

This new credit facility is secured by substantially all of the Company’s U. S. assets (exclusive of real property), a negative pledge on the Company’s headquarters in Elmira, NY and a pledge of 66-2/3% of the Company’s investment in Hardinge Holdings GmbH.  The credit facility is guaranteed by Hardinge Technology Systems, Inc., a wholly-owned subsidiary of the Company and owner of the real property comprising the Company’s world headquarters in Elmira, New York.

The new credit facility with M&T Bank does not include any financial covenants but does contain other customary representations, affirmative and negative covenants and events of default.

In March of 2009, the Company entered into an agreement with M&T for a 366 day $10.0 million term loan due March 16, 2010.  Simultaneous with closing the new credit agreement , the Company used cash on hand generated from operating results to pay off the $8.4 million on this term loan with M&T Bank.  There have been no borrowings drawn on the new credit facility.

Amendment Number One to Credit Suisse Agreement

On December 10, 2009, Kellenberger & Co. AG, an indirect wholly owned subsidiary of Hardinge Inc.,  incorporated under the laws of Switzerland, executed Amendment Number One to one of its Credit Agreements with Credit Suisse dated August 20, 2009.  The unsecured credit facility provides for up to CHF 7,500,000, which can be used for: guarantees, documentary credit, or margin cover for foreign exchange hedging activity concluded by Credit Suisse with maximum terms of 12 months. This amendment clarifies that Kellenberger & Co. AG may use this extension of credit up to CHF 7,500,000, not only in Swiss Francs, but in Swiss Francs and/or in any other freely convertible foreign currencies.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above, under the caption New M&T Revolving Credit Facility, is incorporated herein by reference.

Item 9.01(d)                           Exhibits.

Exhibits	Description

10.1	Credit Agreement dated December 10, 2009 between Hardinge and M&T Bank.

10.2	Revolving LIBOR Grid Note dated December 10, 2009 in the principal amount of $10,000,000. by Hardinge to M&T Bank.

10.3	General Security Agreement dated December 10, 2009 by Hardinge in favor of M&T Bank.

10.4	Pledge of Securities dated December 10, 2009 between Hardinge Inc. and M&T Bank.

10.5	Negative Pledge Agreement dated December 10, 2009 by Hardinge Technology Systems,

Inc. in favor of M&T Bank.

10.6	Post Closing Agreement dated December 10, 2009 by and among Hardinge, Hardinge Technology Systems, Inc., and M&T Bank.

10.7

Amendment Number One, dated December 10, 2009 to the Credit Agreement dated as of August 20, 2009 between Kellenberger & Co. AG and Credit Suisse in the amount of CHF 7,500,000, incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 26, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARDINGE INC.
Registrant

Date: December 15, 2009	By:	/S/ EDWARD J. GAIO
Edward J. Gaio
Vice President and Chief Financial Officer
(Principal Financial Officer)

Date: December 15, 2009	By:	/S/ DOUGLAS J. MALONE
Douglas J. Malone
Corporate Controller and Chief Accounting Officer
(Principal Accounting Officer)